Exhibit 3.3.93

ARIZONA CORPORATION COMMISSION

CORPORATIONS DIVISION

Phoenix Address	300 West Washington	Tucson Address	400 West Congress
	Phoenix, Arizona 85007-2929		Tucson, Arizona 85701-1347

PROFIT

CERTIFICATE OF DISCLOSURE

A.R.S. §10-202.D

AMC CARD PROCESSING SERVICES, INC
EXACT CORPORATE NAME

A     Has any person serving either by election or appointment as officer, director, trustee, incorporator and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:

1      Been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

2      Been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

3      Been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction, judgment, decree or permanent order

(a)  Involved the violation of fraud or registration provisions of the securities laws of that [ILLEGIBLE]?, or

(b)  Involved the violation of the consumer fraud laws of that jurisdiction?, or

(c)  Involved the violation of the antitrust or restraint of trade laws of that jurisdiction?

Yes ☐ No ☒

B     IF YES, the following information MUST be attached

1      Full name, prior to [ILLEGIBLE] and aliases, if used

2      Full birth name

3      Present home address

4      Prior address (for immediate preceding 7-year period)

5      Date and location of birth

6      Social Security Number

7      The nature and description of each conviction or judicial action, date and location, the court and public agency involved and title or case number of case.

C.    Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any other corporation which has been placed in bankruptcy, receivership or had its charter revoked or administratively or judicially desolved by any state or jurisdiction.

Yes ☐  No ☒

IF YOUR ANSWER TO THE ABOVE QUESTION IS "YES". YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION

1.     Name and address of the corporation

2.     Full name including aliases and address of each person [ILLEGIBLE]

3.     State(s) in which the corporation

(a) Was incorporated  (b) Has transacted business

4.     Dates of corporate operation

5.     Date and case number of Bankruptcy or date of revocation administrator cessation

D     The fiscal year end adopted by the corporation is 52/53 week ending. Thursday closest to the last day of March

Under penalties of law, the undersignee incorporator(s) officer(s) declares(s) that I (we) have examined this Certificate, including any attachments, and to the best of my (our) knowledge and belief it is true correct and complete, and hereby declare as indicated above. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE

BY	/s/ Kara A. Gilmore			BY

PRINT NAME	KARA A GILMORE			PRINT NAME

TITLE	[ILLEGIBLE]	DATE	10/26/04	TITLE	DATE

DOMESTIC CORPORATIONS ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE if within [ILLEGIBLE] days, any person becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding shares or 10% of any other proprietory, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at least one duly authorized officer of the corporation

FOREIGN CORPORATIONS MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION

[ILLEGIBLE] 8022 - Business Corporations

[ILLEGIBLE]

AZ CORP. COMMISSION
FILED

OCT 27 2004

APPR.	[ILLEGIBLE]
TERM
DATE	10-27-04
-1161137-8

ARTICLES OF INCORPORATION

OF

AMC CARD PROCESSING SERVICES, INC.

The undersigned incorporator hereby forms and establishes a corporation for profit under the laws of the State of Arizona.

ARTICLE I

The name of the corporation (hereinafter the “Corporation”) is AMC Card Processing Services, Inc. [ILLEGIBLE]

ARTICLE II

The street address of the Corporation’s statutory agent and known place of business is c/o C T Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012, and the name of the Corporation’s statutory agent at such address is C T Corporation System.  The statutory agent and known place of business may be changed at any time as the Board of Directors may determine by filing a notice of a statement of change with the Arizona Corporation Commission

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Arizona Business Corporation Act (the “Act”), as the same may be amended from time to time, including, without limitation, settling credit card transactions, purchasing and selling entertainment cards, gifts of entertainment and discount tickets, invoicing for ancillary revenue activities, and reconciling and overseeing collection of amounts derived from such activities, on behalf of American Multi-Cinema, Inc. and other entities that may be in need of such services, and the conduct of all legal activities necessary, incidental or related thereto.

ARTICLE IV

The total number of shares of all classes of shares which the Corporation shall have authority to issue is

Class	Par Value, If Any, Per Share	Number of Shares

Common	$1.00	3,000

ARTICLE V

The name and mailing address of the incorporator is Kara Gilmore, American Multi-Cinema, Inc., 920 Main Street, Kansas City, Missouri 64105.

ARTICLE VI

The powers of the incorporator shall terminate upon the filing of these Articles of Incorporation.  The member of directors to constitute the first Board of Directors is three.  The number of directors to constitute all subsequent Boards of Directors shall be fixed by, or in the manner provided in, the Corporation’s bylaws, provided that the first Board of Directors shall be three.  The names and addresses of the persons to constitute the first Board of Directors and serve until the first annual meeting of shareholders or until their successors are elected and qualified are as follows:

Peter C. Brown

AMC Card Processing Services, Inc.

920 Main Street

Kansas City, MO 64105

Philip M. Singleton

AMC Card Processing Services, Inc.

920 Main Street

Kansas City, MO 64105

Craig R. Ramsey

AMC Card Processing Services, Inc.

920 Main Street

Kansas City, MO 64105

ARTICLE VII

The bylaws of the corporation may from time to time be adopted, amended, or repealed by the shareholders entitled to vote or by the Board of Directors.

ARTICLE VIII

(a)           No director of the Corporation shall be personally liable to the Corporation or its shareholders for money damages for any action taken or any failure to take any action as a director, except for liability for any of the following: (a) for the amount of a financial benefit received by a director to which the director is not entitled, (b) an intentional infliction of harm on the Corporation or the shareholders, (c) an intentional violation of Section 10-833 of the Act and any amendment thereto or (d) an intentional violation of criminal law.  The Corporation shall indemnify the directors of the Corporation and the directors of any subsidiary of the Corporation for liability, as defined in Section 10-850 of the Act, to any person for any action taken, or any failure to take any action as a director, except liability for any of the exceptions described in the prior sentence and except in connection with any matter for which indemnification is prohibited under Section 10-851(D) of the Act, to the fullest extent permitted by applicable law.  The officers of the Corporation and the officers of any subsidiary of the Corporation shall be indemnified to the same extent as directors of the Corporation; and any officer who is not also a director or who is a party to a proceeding on the basis of an act or omission solely as an officer shall further be indemnified against liability for any of the exceptions described in the first sentence of this Article VIII, except that an officer who is not also a director shall not be indemnified for (a) liability in connection with a proceeding by or in the right of the Corporation other than for reasonable expenses incurred in connection with the proceeding or (b) liability arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; or (iii) an intentional violation of criminal law.  If the Act is amended to authorize corporate actions further eliminating or limiting the personal liability of officers or directors, or to expand the matters for which indemnification is permissible, then the liability of an officer or director of the Corporation and of any subsidiary of the Corporation shall be automatically eliminated or limited and the indemnification of the officers and directors shall be automatically expanded, to the fullest extent permitted by the Act or applicable law, as so amended, without any further corporate or shareholder action being required.  Any repeal or modification of this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of an officer or director of the Corporation or an officer or director of any subsidiary of the Corporation existing at the time of such repeal or modification.

(b)           The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer of the Corporation or a director or officer of a subsidiary of a Corporation who is a party to a proceeding, as defined in Section 10-850 of the Act, in advance of the final disposition thereof to the fullest extent permitted by Section 10-853 of the Act of other applicable law, upon receipt of an undertaking by or on behalf of such person to repay such advances to the extent of the amount to which such person shall ultimately be determined not to be entitled.

(c)           The rights to indemnification and to the advancement of expenses and all other benefits provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to serve in the capacity in respect of which such person was entitled to benefits under this Article VIII and shall inure to the benefit of the heirs, executors and administrators of such person.

(d)           The Board of Directors shall have the power and authority to make, alter, amend and repeal such procedural rules and regulations relating to indemnification and the advancement of expenses as it, in its discretion, may deem necessary or expedient in order to carry out the purposes of Article VIII, such rules and regulations, if any, to be set forth in the bylaws of the Corporation or in a resolution of the Board of Directors.

ARTICLE IX

The private property of the officers, directors and shareholders of the Corporation shall be exempt from all corporate debts of any kind whatsoever.

ARTICLE X

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders hereby are granted subject to this reservation.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name this 26th day of October, 2004.

/s/ Kara Gilmore
Kara Gilmore

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

Personally appeared before me, a Notary Public in and for said county and state, the above-named Kara Gilmore, who is personally known to me to be the same person who executed the foregoing instrument of writing and duly acknowledged the execution of the same.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this 26th day of October, 2004.

CHERYL L. EDLIN
Notary Public - Notary Seal
State of Missouri
County of Platte	/s/ Cheryl L. Edlin
My Commission Exp. 09/11/2006	Notary Public

My commission expires: 9-11-2006

Acceptance of Appointment By Statutory Agent

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-name corporation effective this 26th day of October, 2004.

	Sign:	/s/ John J. Linnihan

John J. Linnihan
[print name]
Asst Vice President

[ILLEGIBLE]		CT Corporation System